As filed with the Securities and Exchange Commission on May 16, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
(Address of Principal Executive Offices)

PETROQUEST ENERGY, INC.
1998 INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE MARCH 16, 2006)
(Full Title of the Plan)

Name, Address and Telephone	Copy of Communications to:
Number of Agent for Service:

Daniel G. Fournerat Senior Vice President, General Counsel and Secretary PetroQuest Energy, Inc. 400 E. Kaliste Saloom Road, Suite 6000 Lafayette, Louisiana 70508 (337) 232-7028	Robert G. Reedy Porter & Hedges, L.L.P. 100 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6674
CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed Maximum Offering	Maximum Aggregate	Amount of
Title of Securities to be Registered (1)	be Registered(1)	Price per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $.001 per share	2,814,169 (3)	$11.89	$33,460,470	$3,581

(1)	Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective March 16, 2006 (the “Plan”).
(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the New York Stock Exchange on May 12, 2006, $11.89. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.
(3)	Includes one preferred share purchase right (the “Rights”) for each share of common stock. Pursuant to Rule 457(g) of the Securities Act no separate fee is required for the Rights.

Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion of Porter & Hedges, L.L.P.
Consent of Ernst & Young, LLP
Consent of Ryder Scott Company, L.P.

Statement Under General Instruction E — Registration of Additional Securities
     This registration statement registers an additional 2,814,169 shares of our common stock related to the 1998 Incentive Plan, as amended and restated effective March 16, 2006, which are the same class as other securities for which registration statements on Form S-8, File No. 333-65401, File No. 333-52700, File No. 333-67578, File No. 333-88846 and File No. 333-102758 (the “Prior Registration Statements”), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.
Item 8. Exhibits

Exhibit
No.	Description
4.1	PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective March 16, 2006 (incorporated herein by reference to Appendix C of the Proxy Statement on Schedule 14A filed May 2, 2006).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

*23.1	Consent of Ernst & Young, LLP, New Orleans, Louisiana

*23.2	Consent of Ryder Scott Company, L.P.

*23.3	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Lousiana, on this 16th day of May, 2006.

PETROQUEST ENERGY, INC.

By:	/s/ Charles T. Goodson

Charles T. Goodson,
Chairman of the Board, Chief Executive Officer, President and Director
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	May 16, 2006

/s/ Michael O. Aldridge Michael O. Aldridge	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	May 16, 2006

/s/ Michael L. Finch	Director	May 16, 2006
Michael L. Finch

/s/ W.J. Gordon, III	Director	May 16, 2006
W.J. Gordon, III

/s/ Charles F. Mitchell, II, M.D.	Director	May 16, 2006
Charles F. Mitchell, II, M.D.

/s/ E. Wayne Nordberg	Director	May 16, 2006
E. Wayne Nordberg

/s/ William W. Rucks, IV	Director	May 16, 2006
William W. Rucks, IV

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INDEX TO EXHIBITS

Exhibit
No.	Description
4.1	PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective March 16, 2006 (incorporated herein by reference to Appendix C of the Proxy Statement on Schedule 14A filed May 2, 2006).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

*23.1	Consent of Ernst & Young, LLP, New Orleans, Louisiana

*23.2	Consent of Ryder Scott Company, L.P.

*23.3	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

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